                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                    PURSUANT TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934



                             KEY ENERGY GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)



      State of Maryland                                 04-2648081
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
 Incorporation of Organization)

                  Two Tower Center                         08816
                     Tenth Floor                        (Zip Code)
                East Brunswick, N.J.
      (Address and Principal Executive Offices)

If this Form relates to the registration of a class of debt securities and is effective upon filing of pursuant to General Instruction A.(c)(1), please check the following box. |_|


If this Form relates to the registration of a class debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. |X|

Securities to be registered pursuant to Section 12(b) of the Act:


                                                                        Name of Each Exchange on Which
                                                                        Each Class is to be Registered

----------------------------------------------------          ---------------------------------------------------

----------------------------------------------------          ---------------------------------------------------

----------------------------------------------------          ---------------------------------------------------


Securities to be registered pursuant to Section 12(g) of the Act:


                    Title of Each Class to be so Registered
                7% Convertible Subordinated Debentures due 2003
-------------------------------------------------------------------------------
                                (Title of Class)

-------------------------------------------------------------------------------
                                (Title of Class)

Item 1.           Description of Registrant's Securities to be Registered.

         The description of the 7% Convertible Subordinated Debentures due 2003 (the "Debentures"), of Key Energy Group, Inc. (the "Company") to be registered hereunder is set forth under the caption "Description of Debentures" in the Prospectus included within the Registration Statement of the Company on Form S-3 (No. 333-24497), which description is incorporated herein by reference.


Item 2.           Exhibits.

         The following is a list of all exhibits required to be filed as part of this registration statement:


      Exhibit No.                       Exhibit
      -----------                       -------
          3.1 Amended and Restated Articles of Incorporation of Key Energy Group, Inc. (incorporated by reference to
                     Exhibit 3.1 of the Company's Registration Statement on Form S-4, Registration No. 333-369).

          3.2        Amended and Restated Bylaws of Key Energy Group, Inc.
                     (incorporated by reference to Exhibit 3.2 of the Company's Registration Statement on Form S-4, Registration No. 333-369).

          4.2        Indenture dated as of July 3, 1996, among Key
                     Energy Group, Inc., Yale E. Key, Inc., WellTech Eastern, Inc., Odessa Exploration, Inc., Key Energy Drilling, Inc., d/b/a Clint Hurt Drilling, Servicios WellTech, S.A., and American Stock Transfer & Trust Company, as Trustee, relating to the Company's $52,000,000 7% Convertible Subordinated Debentures due 2003 (incorporated by reference to Exhibit 4.2 of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996).

                                   SIGNATURES

         Pursuant to the requirements of the Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             KEY ENERGY GROUP, INC.



Date: June 4, 1997                           By:   /s/ Francis D. John
                                                -------------------------------
                                                Francis D. John
                                                President, Chief Executive
                                                Officer and Chief Financial
                                                Officer






                                        3